NTN Buzztime, Inc. Reports Third Quarter 2018 Results

– Grew Revenue 15.5% to $6.0 Million, Up from $5.2 Million Q3 2017 –

– Recorded GAAP Net Income of $222,000 –

– Posted $1.1 Million in EBITDA, Marking Tenth Consecutive Quarter Positive –

CARLSBAD, Calif., November 7, 2018, — NTN Buzztime, Inc. (NYSE American: NTN), reported financial results for the third quarter ended September 30, 2018.

“Third quarter 2018 delivered 15.5% revenue growth over third quarter 2017; reported positive net income for the first time since 2012; and reached $1.1 million in EBITDA, more than double third quarter 2017,” said Ram Krishnan, NTN Buzztime CEO. “The results reflect our diversification strategy, which includes focusing on hardware sales, licensing content, and entering new markets. To drive future growth, we continue to invest in advancing our technology platform and extending our solution suite. Leveraging our foundation interactive entertainment, we are developing new options in functionality, form factor, and mobility culminating in an entry-level price point option that we expect to broaden market appeal.”

Recent Highlights

●	Delivered initial round of tablets to partner in the jail service industry.
●	Launched a Quick Service and Fast casual mode that combines the order and payment, which generated interest at October’s FSTEC conference.
●	Increased player engagement with sweepstake promotions that drive the network effect and venue traffic for customers.
●	Positioned to release an entry-level or capital-light offering in the first quarter of 2019, new elements include

○	A sitehub the size of a deck of cards that improves functionality, eliminates wires and lowers costs;
○	A new TV display form factor that increases flexibility to add more content and advertising; and
○	Mobile Trivia and Mobile Live that leverage successful games with new features designed to expand audience.

“We believe our lighter offering will enhance our value equation, increase our market potential, give players way more places to play, expand our audience through mobile downloads, and improve our ability to scale. All of which, we believe will create shareholder value,” concluded Krishnan.

Financial Results for the Third Quarter Ended September 30, 2018

Total revenues were $6.0 million, up 15.5% from $5.2 million in the third quarter of 2017, as hardware revenue increases offset lower subscription revenue. Direct costs were $2.1 million and gross margin was 65%, compared to $1.5 million and 70% for the same period in 2017, reflecting higher equipment lease revenue, which carries a higher cost and lower margin. Selling, general and administrative expense was $3.4 million, or 57% of revenue, down from $3.6 million, or 70% of revenue, in the prior year quarter. Net income was $222,000, or $0.08 per share, improved from a net loss of $184,000, or $0.07 per share, in the prior year quarter. EBITDA was $1.1 million, compared to $517,000 in the third quarter of 2017.

EBITDA is defined as earnings before interest, taxes, depreciation and amortization and is not intended to represent a measure of performance in accordance with accounting principles generally accepted in the United States (GAAP). Although EBITDA is positive this quarter, it may not be positive in future quarters. A detailed description and reconciliation of EBITDA and management’s reasons for using this measure is set forth at the end of this press release.

Metric Review for the Quarter Ended September 30, 2018

The site count was 2,666 at September 30, 2018, compared to 2,703 at June 30th. Management anticipates the net site count will continue to fluctuate. The tablet platform installations increased 84% of the installed base, compared to 83% as of June 30, 2018.

Liquidity

Cash and cash equivalents were $3.1 million at September 30, 2018, compared to $3.4 million at December 31, 2017. Total deferred revenue was $2.5 million, down from $3.6 million at December 31, 2017. Working capital was $3.0 million at September 30, 2018, improving $4.1 million from negative $1.1 million at December 31, 2017.

Conference Call

Management will review the results on a conference call with a live question and answer session today, November 7, 2018, at 4:30 p.m. ET. To access the call, please use passcode 7619929 and dial:

●	(877) 307-1373 for the live call and (855) 859-2056 for the replay, if calling from the United States or Canada; or
●	(678) 224-7873 for the live call and (404) 537-3406 for the replay, if calling internationally.

The call will also be accompanied live by webcast that will be accessible at the company’s website at http://www.buzztime.com. The replay of the call will be available until November 14, 2018.

Forward-looking Statements

This release contains forward-looking statements that reflect management’s current views of future events and operations, including statements regarding management’s expectations regarding future growth, market expansion, and the ability of the company’s new lighter offerings to enhance the value of the company’s offerings, to increase the company’s market potential and the company’s ability to scale, and to create shareholder value. These risks and uncertainties include the risks of unsuccessful execution or launch of products, platforms or brands, risks associated with customer retention and growth plans, the impact of alternative entertainment options and technologies and competitive products, brands, technologies and pricing, adverse economic conditions, the regulatory environment and changes in the law, failure of customer and/or player acceptance or demand for new or existing products, lower market acceptance or appeal of both existing and new products and services by particular demographic groups or audiences as a whole, termination of partnership and contractual relationships and technical problems or outages. Please see NTN Buzztime, Inc.’s recent filings with the Securities and Exchange Commission for information about these and other risks that may affect the Company. All forward-looking statements included in this release are based on information available to us on the date hereof. These statements speak only as of the date hereof and NTN Buzztime, Inc. does not undertake to publicly update or revise any of its forward-looking statements, even if experience or future changes show that the indicated results or events will not be realized.

About Buzztime:

Buzztime (NYSE American: NTN) delivers interactive entertainment and innovative technology, including performance analytics and secure payment with Europay, MasterCard® and Visa® (EMV) chip card readers or with near-field communication (NFC) technology to accept Apple, Android and Samsung Pay. Most frequently used in bars and restaurants in North America, the Buzztime tablets and technology offer engaging solutions to establishments that have guests who experience dwell time, such as casinos, senior living and more. Casual dining venues license Buzztime’s customizable solution to differentiate themselves via competitive fun by offering guests trivia, card, sports and arcade games, customized menus and self-service dining features. Buzztime’s platform improves operating efficiencies, creates connections among the players and venues, and amplifies guests’ positive experiences. The Buzztime platform has also been recently resold and the content licensed for other businesses serving other markets. For more information, please visit http://www.buzztime.com or follow us on Facebook or Twitter @buzztime.

IR AGENCY CONTACT:

Kirsten Chapman/Becky Herrick, LHA Investor Relations

buzztime@lhai.com

415-433-3777

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NTN BUZZTIME, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(In thousands, except par value amount)

	September 30, 2018	December 31, 2017
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$3,078	$3,378
Accounts receivable, net	1,279	714
Site equipment to be installed	3,600	4,866
Prepaid expenses and other current assets	572	680
Total current assets	8,529	9,638

Fixed assets, net	3,645	3,678
Software development costs, net	1,840	1,459
Deferred costs	470	775
Goodwill	976	1,004
Other assets	84	16

Total assets	$15,544	$16,570

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$341	$390
Accrued compensation	360	646
Accrued expenses	792	418
Sales taxes payable	137	107
Income taxes payable	36	13
Current portion of long-term debt	1,104	5,059
Current portion of obligations under capital leases	156	176
Current portion of deferred revenue	2,487	3,564
Deferred rent	33	182
Other current liabilities	96	192
Total current liabilities	5,542	10,747

Long-term debt	2,977	8
Obligations under capital leases	48	164
Deferred revenue	31	63
Other liabilities	50	52
Total liabilities	8,648	11,034

Commitments and contingencies

Shareholders’ equity:
Series A 10% cumulative convertible preferred stock, $0.005 par value, $156 liquidation preference, 156 shares authorized; 156 shares issued and outstanding at September 30, 2018 and December 31, 2017	1	1
Common stock, $0.005 par value, 15,000 shares authorized at September 30, 2018 and December 31, 2017; 2,872 and 2,521 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively	14	13
Treasury stock, at cost, 10 shares at September 30, 2018 and December 31, 2017	(456)	(456)
Additional paid-in capital	136,482	134,752
Accumulated deficit	(129,438)	(129,119)
Accumulated other comprehensive income	293	345
Total shareholders’ equity	6,896	5,536

Total liabilities and shareholders’ equity	$15,544	$16,570

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NTN BUZZTIME, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(Unaudited)

(In thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
Revenues
Subscription revenue	$4,005	$4,279	$12,111	$12,737
Hardware revenue	1,158	116	2,427	524
Other revenue	841	803	2,878	2,717
Total revenues	6,004	5,198	17,416	15,978

Operating expenses:
Direct operating costs (includes depreciation and amortization)	2,115	1,539	6,019	5,013
Selling, general and administrative	3,444	3,636	11,123	11,628
Depreciation and amortization (excluding depreciation and amortization included in direct costs	75	76	244	250
Total operating expenses	5,634	5,251	17,386	16,891
Operating income (loss)	370	(53)	30	(913)
Other (expense) income, net	(138)	(122)	(305)	496
Income (loss) before income taxes	232	(175)	(275)	(417)
Provision for income taxes	(10)	(9)	(36)	(21)
Net income (loss)	$222	$(184)	$(311)	$(438)

Net income (loss) per common share – basic and diluted	$0.08	$(0.07)	$(0.12)	$(0.18)

Weighted average shares outstanding – basic and diluted	2,857	2,505	2,628	2,419

Comprehensive income (loss):
Net income (loss)	$222	$(184)	$(311)	$(438)
Foreign currency translations adjustment	39	80	(52)	136
Total comprehensive income (loss)	$261	$(104)	$(363)	$(302)

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NTN BUZZTIME, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(In thousands)

	Nine months ended September 30,
	2018	2017
Cash flows provided by operating activities:
Net loss	$(311)	$(438)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,068	1,716
Provision for doubtful accounts	53	47
Scrap expense	30	30
Transfer of fixed assets to sales-type lease	10	—
Stock-based compensation	368	347
Amortization of debt issuance costs	57	39
Issuance of common stock in lieu of cash payment for bonus compensation	—	178
Impairment of capitalized software	23	5
Loss from disposition of equipment	30	8
Changes in assets and liabilities:
Accounts receivable	(617)	254
Site equipment to be installed	(56)	(3,047)
Prepaid expenses and other liabilities	40	37
Accounts payable and accrued expenses	69	(350)
Income taxes	24	(2)
Deferred costs	305	36
Deferred revenue	(1,109)	2,521
Deferred rent	(148)	(140)
Other liabilities	(97)	(185)
Net cash provided by operating activities	739	1,056

Cash flows used in investing activities:
Capital expenditures	(502)	(562)
Software development expenditures	(690)	(556)
Net cash used in investing activities	(1,192)	(1,118)

Cash flows provided by (used in) financing activities:
Proceeds from long-term debt	4,000	—
Payment on long-term debt	(5,019)	(2,857)
Debit issuance costs of long-term debt	(23)	(22)
Principal payments on capital lease	(132)	(116)
Net proceeds from issuance of common stock related to registered direct offering	1,375	1,773
Tax withholding related to net share settlements of vested restricted stock units	(12)	—
Payment of preferred stockholder dividends	(8)	(8)
Net cash provided by (used in) financing activities	181	(1,230)

Net decrease in cash and cash equivalents	(272)	(1,292)
Effect of exchange rate on cash	(28)	70
Cash and cash equivalents at beginning of period	3,378	5,686
Cash and cash equivalents at end of period	3,078	4,464

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Non-GAAP Information

A schedule reconciling the Company’s consolidated net income (loss) calculated in accordance with GAAP to EBITDA is included in the supplemental table below. The Company defines EBITDA as earnings before interest, taxes, depreciation and amortization. EBITDA is not intended to represent a measure of performance in accordance with GAAP, nor should EBITDA be considered as an alternative to statements of cash flows as a measure of liquidity. EBITDA is included herein because the Company believes it is a measure of operating performance that financial analysts, lenders, investors and other interested parties find to be a useful tool for analyzing companies like Buzztime that carry significant levels of non-cash depreciation and amortization charges in comparison to their net income or loss calculation in accordance with GAAP.

The following table reconciles our net income (loss) per GAAP (in thousands) to EBITDA:

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
Net income (loss) per GAAP	$222	$(184)	$(311)	$(438)
Interest expense, net	118	106	305	388
Income tax provision	10	9	36	21
Depreciation and amortization	732	586	2,068	1,716
Total EBITDA	$1,082	$517	$2,098	$1,687

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